UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
SEMTECH CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

Semtech Corporation (the “Company,” “we” or “our”) is filing this Amendment No. 1 to the Company’s definitive proxy statement (the “Original Proxy Statement”) filed with the Securities and Exchange Commission on April 26, 2024 to correct certain information disclosed in the section titled “Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal Number 2)” (“Proposal Number Two”) in the Original Proxy Statement. In the Original Proxy Statement, the amount disclosed in the category “All Other Fees” under “Independent Registered Public Accounting Firm” in Proposal Number Two on pages 74-75 of the Original Proxy Statement should have been disclosed in the category “Audit-Related Fees.” The disclosure provided under such section of the Original Proxy Statement has been restated in full below to reflect this correction.

All other items in the Original Proxy Statement remain unchanged.

Independent Registered Public Accounting Firm
In connection with the audit of our financial statements for the fiscal year ended January 28, 2024, we entered into an engagement letter with Deloitte which set forth the terms for Deloitte’s performance of the audit services.
During fiscal year 2024, each new audit and non-audit engagement of Deloitte was approved in advance by the Audit Committee or its Chairman, and none of those engagements made use of the de minimis exception contained in SEC rules. The Audit Committee has considered the nature and scope of the non-audit services provided by Deloitte and has concluded that Deloitte’s performance of these services is compatible with the auditor’s independence.
The following table sets forth the aggregate fees billed, or expected to be billed, by Deloitte for the audit of our financial statements for fiscal years 2024 and 2023, and for audit and non-audit services rendered by Deloitte for those years:

	Fiscal Year 2023	Fiscal Year 2024
Audit Fees	$4,440,167	$3,843,273
Audit-Related Fees	725,000	20,000
Tax Fees:
Tax Compliance Fees	1,390,942	1,163,432
Other Tax Fees	251,230	175,028
All Other Fees	—	—
Total	$6,807,339	$5,201,733
The amounts set forth in the table above include amounts paid to Deloitte as reimbursement for out-of-pocket expenses associated with performance of the services, but do not include Value Added Tax assessed by some non-U.S. jurisdictions on the amount billed by Deloitte.
Audit Fees. This category includes fees for the audit of the Company’s financial statements and internal control over financial reporting, and for review of the financial statements included in the Company’s quarterly reports on Form 10-Q.
This category also includes services the auditor provided in connection with international and domestic statutory and regulatory filings and services only the Company’s independent registered public accounting firm can provide, specifically assistance with SEC filings, comment letters, and interpretation of accounting principles.
Audit-Related Fees. For fiscal year 2024, this category includes fees for services related to securities offerings, including consents and comfort letters. For fiscal year 2023, this category consists of fees for due diligence services in connection with an acquisition.
Tax Fees
Tax Compliance Fees. This category includes fees for assistance with tax return preparation, tax compliance, and transfer pricing.
Other Tax Fees. This category includes fees for assistance with tax consulting services in connection with international entity formation and operation and consulting regarding assessment of new tax rules and regulations.